Exhibit 2.2

Execution Version

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made and entered into as of February 29, 2024, by WA Global Corporation, a Cayman Islands exempted company (“WAG”), Belta Technology Company Limited, a Cayman Islands exempted company (“Belta”) and BestToYo Technology Company Limited, a Cayman Islands exempted company (“BestToYo” and together with WAG, and Belta the “New Shareholders”), Blue World Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”), and each of the other parties named on the signature pages hereto. Capitalized terms used but not otherwise defined in this Joinder Agreement have the meanings assigned to them in the Merger Agreement (defined below).

Recitals

WHEREAS, each of the parties to this Joinder Agreement other than the New Shareholders (collectively, the “Merger Parties”) are parties to a certain Agreement and Plan of Merger dated as of August 10, 2023, as amended by that certain Amendment to Agreement and Plan of Merger dated as of December 6, 2023 and that certain Amendment No. 2 to Agreement and Plan of Merger dated as of February 6, 2024 (collectively, the “Merger Agreement”);

WHEREAS, SPAC, PubCo and Fuji Solar are parties to a certain Shareholder Lock-Up and Support Agreement dated as of August 10, 2023, as amended by that certain Amendment to Shareholder Lock-Up and Support Agreement dated as of December 6, 2023 (collectively, the “Shareholder Lock-Up and Support Agreement”);

WHEREAS, prior to the Fuji Solar Share Transfer (as defined below), PubCo was a newly incorporated, wholly-owned, direct subsidiary of Fuji Solar, and Fuji Solar held an aggregate of 10,000 ordinary shares of par value of US$0.0001 per share of PubCo (“PubCo Ordinary Shares”), which represented all then-issued and outstanding share capital of PubCo;

WHEREAS, each of WAG, Belta and BestToYo is a newly incorporated holding company wholly owned and Controlled by the beneficial owners of Fuji Solar formed in connection with the Pre-Merger Reorganization;

WHEREAS, the beneficial owners of Fuji Solar intend that (i) Fuji Solar shall cease being a shareholder of PubCo, and (ii) WAG, Belta and BestToYo shall become the only three shareholders of PubCo, such that immediately prior to the Closing, WAG will hold 25,420,000 PubCo Ordinary Shares, Belta will hold 10,045,000 PubCo Ordinary Shares and BestToYo will hold 5,535,000 PubCo Ordinary Shares (such transactions, the “PubCo Pre-Closing Restructuring”);

WHEREAS, in connection with the PubCo Pre-Closing Restructuring, (i) Fuji Solar has transferred 6,200 PubCo Ordinary Shares to WAG and 3,800 PubCo Ordinary Shares to Belta, and Belta further transferred 1,350 PubCo Ordinary Shares to BestToYo, each at a transfer price of US$0.0001 per share (collectively, the “PubCo Shareholder Share Transfer”), and the Merger Parties desire to have each of the New Shareholders join the Merger Agreement as a Shareholder and a Seller thereunder and other applicable Transaction Documents as a party; and

WHEREAS, concurrently with the execution and delivery of this Joinder Agreement, (i) the Merger Parties and the New Shareholders shall enter into an Amendment No. 3 to Agreement and Plan of Merger (the “Amendment No. 3 to Merger Agreement”), and (ii) SPAC, PubCo, Fuji Solar and the New Shareholders shall enter into an Amended and Restated Shareholder Lock-Up and Support Agreement (the “A&R Shareholder Lock-Up and Support Agreement”), in each case to amend certain of Fuji Solar’s rights, interests and obligations under the Merger Agreement and the Shareholder Lock-up and Support Agreement, and to set forth certain rights, interests and obligations of WAG, Belta and BestToYo.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Shareholders and the Merger Parties hereby agree as follows.

1.	Each of the Merger Parties hereby consents to the PubCo Shareholder Share Transfer.

2.	Each of the New Shareholders hereby joins the Merger Agreement (as amended from time to time) as a Shareholder and a Seller and agrees to be bound by its terms as though such New Shareholder had executed the Merger Agreement on the same date as the Merger Parties, and confirms that the representations and warranties contained in Article V of the Merger Agreement (as amended by the Amendment No. 2 to Merger Agreement) are true and correct as to such New Shareholder as of the date hereof.

3.	Each of the New Shareholders hereby joins the Shareholder Lock-Up and Support Agreement as a Shareholder and agrees to be bound by its terms as though such New Shareholder had executed the Shareholder Lock-Up and Support Agreement on the same date as SPAC, PubCo and Fuji Solar, and confirms that the representations and warranties contained in Section 1 of the Shareholder Lock-Up and Support Agreement are true and correct as to such New Shareholder as of the date hereof.

4.	All notices to the New Shareholders shall be sent to the address and e-mail address set forth on their respective signature page.

5.	This Joinder Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Joinder Agreement may be executed and delivered by facsimile or PDF transmission. The terms of Article XIII of the Merger Agreement shall apply to this Joinder Agreement mutatis mutandis, provided that, in each case, references to “this Agreement” in such sections shall mean this Joinder Agreement, and references to “Party” or “Parties” in such sections shall mean the party or parties to this Joinder Agreement.

2

IN WITNESS WHEREOF, the parties have hereunto caused this Joinder Agreement to be duly executed as of the date first above written.

SPAC	Blue World Acquisition Corporation

	By:	/s/ Liang Shi
		Name:	Liang Shi
		Title:	Chief Executive Officer and Director

[Signature Page to Joinder Agreement]

IN WITNESS WHEREOF, the parties have hereunto caused this Joinder Agreement to be duly executed as of the date first above written.

PubCo	TOYO Co., Ltd

	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Joinder Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Joinder Agreement to be duly executed as of the date first above written.

Merger Sub	TOYOone Limited

	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Joinder Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Joinder Agreement to be duly executed as of the date first above written.

SinCo	TOPTOYO INVESTMENT PTE. LTD.

	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Joinder Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Joinder Agreement to be duly executed as of the date first above written.

Company	Vietnam Sunergy Cell Company Limited

	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Joinder Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Joinder Agreement to be duly executed as of the date first above written.

Fuji Solar	Fuji Solar Co., Ltd

	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Joinder Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Joinder Agreement to be duly executed as of the date first above written.

Shareholder	Vietnam Sunergy Joint Stock Company

	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Joinder Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Joinder Agreement to be duly executed as of the date first above written.

New Shareholder	WA Global Corporation

	By:	/s/ RYU Junsei
Name: RYU Junsei
Title: Director

Address:

E-mail address:

[Signature Page to Joinder Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Joinder Agreement to be duly executed as of the date first above written.

New Shareholder	Belta Technology Company Limited

	By:	/s/ Cai Jianfeng
Name: Cai Jianfeng
Title: Director

Address:

E-mail address:

[Signature Page to Joinder Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Joinder Agreement to be duly executed as of the date first above written.

New Shareholder	BestToYo Technology Company Limited

	By:	/s/ RYU Junsei
Name: RYU Junsei
Title: Director

Address:

E-mail address:

[Signature Page to Joinder Agreement]